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                                           Exhibit 23


   CONSENT OF INDEPENDENT AUDITORS


   The Board of Directors
   Owens & Minor, Inc.:

   We consent to incorporation by reference in the Registration Statements (Nos. 33-65606, 33-63248, 33-4536, 33-32497, 33-41402
   and 33-41403) on Form S-8 of Owens & Minor, Inc. of our report dated February 3, 1995, relating to the consolidated balance sheets of Owens & Minor, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income and cash flows for each of the years in the three-year period ended December 31, 1994, which report is incorporated by reference in the December 31, 1994 annual report on Form 10-K of Owens & Minor,
   Inc.  We also  consent to the incorporation   by reference in  the
   aforementioned  Registration Statements of  our report dated
   February 3, 1995, relating to the financial statement schedule of the Company, which report appears on page 15 of the Form 10-K.


   KPMG Peat Marwick LLP

   Richmond, Virginia
   March 22, 1995